EXHIBIT 99.1

RenaissanceRe Holdings Ltd. Announces Estimated Ogden Rate Change Impact

PEMBROKE, Bermuda, April 12, 2017—RenaissanceRe Holdings Ltd. (the “Company”) (NYSE: RNR) today announced the estimated impact of the U.K. Ministry of Justice’s recent announcement of a decrease in the discount rate used to calculate lump sum awards in U.K. bodily injury cases, known as the Ogden rate. Effective March 20, 2017, the Ogden rate changed from plus 2.5% to minus 0.75%, a decrease of 325 basis points.

Based upon information currently available, the Company estimates that the pre-tax impact of the rate change on its carried reserves is approximately $30 million, to be recognized in the first quarter of 2017. The majority of the reserve increase relates to a limited number of U.K. medical malpractice contracts within the Company’s Casualty and Specialty segment.

Due to the complexity of factors contributing to the change in reserve estimates, the ultimate impact to the Company’s reserves as a result of the change in the Ogden rate may vary from these estimates.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe and other property reinsurance and insurance written on behalf of our operating subsidiaries and certain joint ventures managed by our ventures unit, and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance written on behalf of our operating subsidiaries and certain specialty joint ventures managed by our ventures unit.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of U.S. business tax reform proposals; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of shareholders or investors in RenaissanceRe or joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the ability of the Company’s ceding companies’ and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; other political, regulatory or industry initiatives adversely impacting the Company; risks related to Solvency II; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of competitors, customers and insurance and reinsurance brokers; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organization for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and/or accounting rules that impact financial results irrespective of operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

###

Investor Contact:
Aditya Dutt, 441-239-4778
Senior Vice President, Treasurer

Media Contacts:
RenaissanceRe Holdings Ltd.
Elizabeth Tillman, 212-238-9224
Director – Communications

Kekst and Company
Peter Hill or Dawn Dover, 212-521-4800